UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 24, 2015, Goodrich Petroleum Corporation (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with a subsidiary of EP Energy Corporation (“EPE”). The Purchase Agreement, which has an effective date of July 1, 2015, provides for the sale of the Company’s proved reserves and associated leasehold in the Eagle Ford Shale in LaSalle and Frio Counties, Texas to EPE. The aggregate cash purchase price to be paid by EPE is approximately $118 million, subject to customary closing and post-closing adjustments. The transaction is expected to close on or before September 4, 2015.

The Company will retain approximately fifty-eight percent, or approximately 17,000 net acres, of its undeveloped leasehold in the Eagle Ford Shale play for future development or sale. The proved reserves and associated leasehold in the Eagle Ford Shale produced an average of approximately 2,850 barrels of oil equivalent per day during the first quarter of 2015. The Company expects to book a gain of approximately $50-60 million on the sale at closing after factoring in customary closing adjustments. The Company plans to pay off its bank revolver and retain the difference in cash from the sales proceeds.

Item 7.01	Regulation FD Disclosure

On July 27, 2015, the Company issued a press release announcing the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1†	Purchase and Sale Agreement between Goodrich Petroleum Corporation and EP Energy E&P Company, L.P., dated as of July 24, 2015.

99.1	Press release dated July 27, 2015.

†	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. In addition, Exhibit A and Exhibit A-1 to this agreement, both containing technical descriptions of the property to be purchased, have not been filed herewith. The Company will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2015

GOODRICH PETROLEUM CORPORATION

By:	/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1†	Purchase and Sale Agreement between Goodrich Petroleum Corporation and EP Energy E&P Company, L.P., dated as of July 24, 2015.

99.1	Press release dated July 27, 2015.

†	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. In addition, Exhibit A and Exhibit A-1 to this agreement, both containing technical descriptions of the property to be purchased, have not been filed herewith. The Company will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request.